EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third quarter 2014 Earnings

MANSFIELD, PENNSYLVANIA— October 23, 2014 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three and nine months ended September 30, 2014.

For the three months ended September 30, 2014, net income totaled $3,368,000 which compares to net income of $3,512,000 for the third quarter of 2013. This represents a decrease of $144,000, or 4.1%. Impacting the comparison is the recognition in the third quarter last year of $305,000 of interest income from a loan that paid off that was previously on non-accrual status.  Earnings per share of $1.11 for the third quarter compares to $1.15 last year.  Annualized return on equity was 13.59% and 15.42% for the three months ended September 30, 2014 and 2013, while return on assets was 1.48% and 1.58%, respectively.

For the nine months ended September 30, 2014, net income totaled $9,909,000 which compares to $10,079,000 for the same period last year. This represents a decrease of $170,000, or 1.7%. Earnings per share of $3.26 decreased less than 1% from $3.29 per share last year.  Annualized return on equity for the comparable periods was 13.64% and 15.13%, while return on assets was 1.46% and 1.52%, respectively.

CEO and President Randall E. Black stated, “We continue to be challenged by the lack of loan demand, margin compression, and ongoing and increasing regulatory burdens.  While managing all of these challenges, our financial performance remains strong and continues to compare very favorably to peer.  We are committed to remaining a strong, well-capitalized, local community bank dedicated to serving our communities and customers, as well as providing exceptional shareholder return and value.  During the third quarter, significant progress has been made on the construction of our new branch location in Mill Hall, Pennsylvania.  We anticipate a successful expansion of our branch network due to our strong community banking focus and ongoing commitment to customer service”.

Net interest income, before the provision for loan losses, increased 1.5% from $22,409,000 for the nine months ended September 30, 2013, to $22,736,000 for 2014.  While interest income decreased $776,000, interest expense decreased $1,103,000 from last year’s first nine months resulting in an overall increase in net interest income of $327,000 over the comparable periods.  “The margin compressed slightly from 3.89% last year to 3.85% this year.  Yields on interest earning assets, on a tax-effected basis, declined from 4.67% last year to 4.43% this year.  As interest earning assets roll off or re-price, they are being replaced with lower yielding assets due to the continued low interest rate environment.  We have been able to mitigate this impact by also decreasing the overall cost of interest bearing liabilities, both through a decrease in interest bearing deposits and by managing the rate and term of borrowed funds.  The overall yield on interest bearing liabilities has declined from .93% last year to .71% this year” added Mr. Black.

At September 30, 2014, total assets were $913 million, up from total assets of $899.4 million as of September 30, 2013 and down slightly from total assets of $914.9 million at December 31, 2013.  The investment portfolio has decreased $9 million from year-end 2013.  Net loans of $536.9 million as of the end of September have increased $3.4 million, or .6%, compared to the end of last year.  Since September 30, 2013, net loans have increased $21.6 million.  Loan quality remains strong and continues to improve from the end of last year.  At September 30, 2014, non-performing loans as a percent of total loans was 1.38%.  This compares to 1.63% as of December 31, 2013 and 1.78% as of September 30, 2013.  The annualized net charge-offs to average loans remains low at .19%.

Stockholders’ equity totaled $99.2 million at September 30, 2014, which compares to $92.1 million at December 31, 2013 and $90.4 million September 30, 2013.  Net income of $9.9 million was offset by cash dividends of $5.4 million.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities increased $2.7 million from the end of 2013.  The regular, quarterly cash dividend of $.40 per share was paid on September 26, 2014 to shareholders of record on September 19, 2014 and represents an increase of 40.4% over the quarterly cash dividend paid a year ago.  Additionally, the Board of Directors also declared and paid a one-time, special cash dividend of $.60 per share.  The special one-time cash dividend was also paid on September 26th to those shareholders of record on September 19, 2014.  The sustained outstanding financial performance and strong capital position has permitted us to increase our regular dividend as well as pay this one-time special dividend.  The attractive dividend reflects the Board of Directors' desire to provide total shareholder return to our shareholder base.  Both Citizens Financial Services, Inc. and First Citizens Community Bank remain well-capitalized under regulatory capital guidelines.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2014	2013	2013
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,889	$ 8,899	$ 10,956
Interest-bearing	434	1,184	2,800
Total cash and cash equivalents	11,323	10,083	13,756

Interest bearing time deposits with other banks	5,712	2,480	2,480

Available-for-sale securities	308,283	317,301	318,452

Loans held for sale	753	278	260

Loans (net of allowance for loan losses: $6,816 at September 30, 2014;
$7,098 at December 31, 2013 and $7,070 at September 30, 2013)	536,939	533,514	515,262

Premises and equipment	11,773	11,105	11,259
Accrued interest receivable	3,689	3,728	3,815
Goodwill	10,256	10,256	10,256
Bank owned life insurance	15,045	14,679	14,554
Other assets	9,272	11,510	9,302

TOTAL ASSETS	$ 913,045	$ 914,934	$ 899,396

LIABILITIES:
Deposits:
Noninterest-bearing	$ 94,049	$ 85,585	$ 89,716
Interest-bearing	673,993	662,731	668,940
Total deposits	768,042	748,316	758,656
Borrowed funds	37,729	66,932	43,163
Accrued interest payable	753	895	971
Other liabilities	7,361	6,735	6,226
TOTAL LIABILITIES	813,885	822,878	809,016
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at September 30, 2014, December 31, 2013 and September 30, 2013;
none issued in 2014 or 2013	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2014, December 31, 2013 and
September 30, 2013; issued 3,335,236 shares at September 30, 2014; 3,305,517 shares at
December 31, 2013 and September 30, 2013	3,335	3,306	3,306
Additional paid-in capital	25,140	23,562	23,545
Retained earnings	77,252	74,325	72,190
Accumulated other comprehensive income (loss)	1,513	(1,225)	(816)
Treasury stock, at cost: 293,332 shares at September 30, 2014; 290,468 shares at
December 31, 2013 and 289,040 shares at September 30, 2013	(8,080)	(7,912)	(7,845)
TOTAL STOCKHOLDERS' EQUITY	99,160	92,056	90,380
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 913,045	$ 914,934	$ 899,396

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2014	2013	2014	2013
INTEREST INCOME:
Interest and fees on loans	$ 7,094	$ 7,521	$ 21,200	$ 21,799
Interest-bearing deposits with banks	25	8	51	27
Investment securities:
Taxable	805	905	2,542	2,804
Nontaxable	844	850	2,526	2,563
Dividends	40	23	159	61
TOTAL INTEREST INCOME	8,808	9,307	26,478	27,254
INTEREST EXPENSE:
Deposits	1,092	1,279	3,291	3,894
Borrowed funds	142	283	451	951
TOTAL INTEREST EXPENSE	1,234	1,562	3,742	4,845
NET INTEREST INCOME	7,574	7,745	22,736	22,409
Provision for loan losses	150	90	480	315
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,424	7,655	22,256	22,094
NON-INTEREST INCOME:
Service charges	1,098	1,145	3,239	3,313
Trust	151	169	528	539
Brokerage and insurance	141	120	398	333
Gains on loans sold	40	75	110	236
Investment securities gains, net	242	91	488	385
Earnings on bank owned life insurance	124	127	366	377
Other	128	124	337	328
TOTAL NON-INTEREST INCOME	1,924	1,851	5,466	5,511
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,790	2,856	8,600	8,456
Occupancy	313	302	967	956
Furniture and equipment	86	157	280	372
Professional fees	289	187	731	604
FDIC insurance	116	112	345	337
Pennsylvania shares tax	101	183	485	548
Other	1,372	1,168	3,750	3,411
TOTAL NON-INTEREST EXPENSES	5,067	4,965	15,158	14,684
Income before provision for income taxes	4,281	4,541	12,564	12,921
Provision for income taxes	913	1,029	2,655	2,842
NET INCOME	$ 3,368	$ 3,512	$ 9,909	$ 10,079

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.11	$ 1.15	$ 3.26	$ 3.29
Net Income - Diluted	$ 1.11	$ 1.15	$ 3.26	$ 3.29
Cash Dividends Paid	$ 1.000	$ 0.281	$ 1.772	$ 0.829

Number of shares used in computation - basic	3,035,214	3,054,226	3,038,973	3,059,520
Number of shares used in computation - diluted	3,036,700	3,055,709	3,040,400	3,060,808

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Performance Ratios and Share Data:
Return on average assets (annualized)	1.48%	1.58%	1.46%	1.52%
Return on average equity (annualized)	13.59%	15.42%	13.64%	15.13%
Net interest margin (tax equivalent)	3.84%	3.93%	3.85%	3.89%
Cash dividends paid per share	$ 1.000	$ 0.281	$ 1.772	$ 0.829
Earnings per share - basic	$ 1.11	$ 1.15	$ 3.26	$ 3.29
Earnings per share - diluted	$ 1.11	$ 1.15	$ 3.26	$ 3.29
Number of shares used in computation - basic	3,035,214	3,054,226	3,038,973	3,059,520
Number of shares used in computation - diluted	3,036,700	3,055,709	3,040,400	3,060,808

Balance Sheet Highlights (dollars in thousands):	September 30, 2014	December 31, 2013	September 30, 2013

Assets	$ 913,045	$ 914,934	$ 899,396
Investment securities:
Available for sale	308,283	317,301	318,452
Loans (net of unearned income)	543,755	540,612	522,332
Allowance for loan losses	6,816	7,098	7,070
Deposits	768,042	748,316	758,656
Stockholders' Equity	99,160	92,056	90,380
Non-performing assets	9,078	10,154	9,786
Non-performing assets to total loans	1.67%	1.88%	1.87%
Annualized net charge-offs to total loans	0.19%	0.02%	0.01%
Average Leverage Ratio	10.78%	10.42%	10.29%
Common shares outstanding	3,041,904	3,015,049	3,016,477
Book value per share	$ 32.10	$ 30.64	$ 29.20